Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 2015 relating to the statements of revenue and direct operating expenses of Tekton Windsor, LLC, which appears in the prospectus filed on October 13, 2016, which forms a part of Extraction Oil & Gas, Inc.’s Registration Statement on Form S-1 (No. 333-213634).

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

October 13, 2016